Exhibit 99.1

TICKER SYMBOL	MEDIA AND INVESTOR RELATIONS
UFS (NYSE, TSX)	Pascal Bossé Vice-President Corporate Communications and Investor Relations Tel.: 514-848-5938

DOMTAR CORPORATION REPORTS PRELIMINARY FIRST QUARTER 2010 FINANCIAL RESULTS

Solid first quarter financial performance

(All financial information is in U.S. dollars, and all earnings (loss) per share results are diluted, unless otherwise noted.)

•	Net earnings of $1.34 per share, earnings before items[1] of $1.59 per share
•	Higher pulp, paper and wood selling prices
•	Paper shipments increased 5.1% compared to the first quarter of 2009

Montreal, April 30, 2010 – Domtar Corporation (NYSE/TSX: UFS) today reported net earnings of $58 million ($1.34 per share) for the first quarter of 2010 compared to net earnings of $124 million ($2.86 per share) for the fourth quarter of 2009 and a net loss of $45 million ($1.05 per share) for the first quarter of 2009. Sales for the first quarter of 2010 amounted to $1.5 billion. Excluding items listed below, the Company had earnings before items1 of $69 million ($1.59 per share) for the first quarter of 2010 compared to earnings before items1 of $60 million ($1.39 per share) for the fourth quarter of 2009 and a loss before items1 of $38 million ($0.88 per share) for the first quarter of 2009.

First quarter 2010 items:

•	Refundable excise tax credit for the production and use of alternative bio fuel mixtures of $25 million ($18 million after tax);

•	Charge of $22 million ($16 million after tax) related to the impairment and write-down of property, plant and equipment;

•	Closure and restructuring costs of $20 million ($14 million after tax); and

•	Gain on sale of property, plant and equipment of $1 million ($1 million after tax).

Fourth quarter 2009 items:

•	Refundable excise tax credit for the production and use of alternative bio fuel mixtures of $162 million ($113 million after tax);

•	Charge of $27 million ($22 million after tax) related to the impairment and write-down of property, plant and equipment;

•	Closure and restructuring costs of $29 million ($24 million after tax); and

•	Loss on sale of property, plant and equipment of $5 million ($3 million after tax).

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

1/12

First quarter 2009 items:

•	Refundable excise tax credit for the production and use of alternative bio fuel mixtures of $46 million ($28 million after tax);

•	Charge of $35 million ($21 million after tax) related to the write-down of property, plant and equipment at the Plymouth, North Carolina, mill; and

•	Closure and restructuring costs of $24 million ($14 million after tax).

“Despite a still modest economic recovery we recorded strong financial results due to price increases and higher pulp, paper and wood shipments,” said John D. Williams, President and Chief Executive Officer. Discussing the Company’s operations, Mr. Williams added, “Towards the end of the first quarter, our paper manufacturing system was balanced with our customer demand. We are now operating at full capacity with a lengthening backlog as a result of increased paper demand. We also have built inventories of pulp ahead of the second quarter, as we expect a higher level of maintenance work at our mills and in preparation for the first phase of the recently announced investments at our Kamloops pulp mill that will result in a 41-day shutdown.”

SEGMENT REVIEW

Papers

Operating income before items1 was $137 million in the first quarter of 2010 compared to operating income before items1 of $104 million in the fourth quarter of 2009. Depreciation and amortization totaled $96 million in the first quarter of 2010. When compared to the fourth quarter of 2009, paper shipments increased by 1.8%. The shipments-to-production ratio for paper was 106% in the first quarter of 2010, compared to 104% in the fourth quarter of 2009. Paper inventories were lowered by 53,000 tons while pulp inventories increased by 47,000 metric tons at the end of March when compared to end of December levels.

The increase in operating income before items1 in the first quarter of 2010 was the result of higher average selling prices, higher shipments and lower costs related to lack-of-order downtime and machine slowdowns. These factors were partially offset by higher costs for fiber, energy and freight and the impact of an unfavorable exchange rate including hedging.

(In millions of dollars)	1Q 2010	4Q 2009
Sales	$1,245	$1,188
Operating income	$120	$212
Operating income before items[1]	$137	$104
Depreciation and amortization	$96	$95

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

2/12

On October 20, 2009, the Company announced that it would convert its Plymouth NC facility to 100% fluff pulp production by the fourth quarter of 2010. The paper machine has ceased producing uncoated freesheet paper in March and the mill’s production will be focused on fluff pulp and roll pulp until the conversion is completed. In connection with this announcement, the Company recognized $13 million of accelerated depreciation in the first quarter of 2010 and is expected to record a further $26 million of accelerated depreciation over the next six months of 2010 in relation to the assets that will cease productive use in October 2010.

Paper Merchants

Operating income before items1 was $1 million in the first quarter of 2010 compared to operating income before items1 of $3 million in the fourth quarter of 2009. Depreciation and amortization was $1 million in the first quarter of 2010. Deliveries remained flat when compared to the fourth quarter of 2009.

(In millions of dollars)	1Q 2010	4Q 2009
Sales	$212	$212
Operating income	$1	$2
Operating income before items[1]	$1	$3
Depreciation and amortization	$1	—

Wood

Operating loss before items1 was $6 million in the first quarter of 2010, compared to operating loss before items1 of $5 million in the fourth quarter of 2009. Depreciation and amortization totaled $5 million in the first quarter of 2010. When compared to the fourth quarter of 2009, lumber shipments increased 2%.

The increase in operating loss before items1 in the first quarter of 2010 was primarily the result of the impact of higher costs and an unfavorable exchange rate including hedging. These factors were offset by higher average selling prices and higher shipments.

(In millions of dollars)	1Q 2010	4Q 2009
Sales	$67	$63
Operating loss	$(5)	$(11)
Operating loss before items[1]	$(6)	$(5)
Depreciation and amortization	$5	$6

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

3/12

LIQUIDITY AND CAPITAL

Cash flow provided from operating activities amounted to $123 million and free cash flow1 amounted to $92 million in the first quarter of 2010. Domtar’s net debt-to-total capitalization ratio1 stood at 33% at March 31, 2010 compared to 35% at December 31, 2009.

OUTLOOK

Demand for our uncoated freesheet paper remains stable from month to month and we expect the increasing level of economic activity to be supportive of the recent trend. Input costs are expected to rise moderately while we may also be negatively affected by unfavorable exchange rates. Domtar will benefit from price increases in pulp and paper, which are in the process of being implemented. The second quarter will be affected by higher-than-average maintenance costs.

EARNINGS CONFERENCE CALL

The Company will hold a conference call today at 10:00 a.m. (ET) to discuss its first quarter 2010 financial results. Financial analysts are invited to participate in the call by dialing at least 10 minutes before start time 1 (866) 321-8231 (toll free—North America) or 1 (416) 642-5213 (International), while media and other interested individuals are invited to listen to the live webcast on the Domtar Corporation website at www.domtar.com.

The Company will release its second quarter 2010 earnings on July 30, 2010 before markets open, followed by a conference call at 10:00 a.m. (ET) to discuss results. The date is tentative and will be confirmed approximately three weeks prior to the earnings release date.

About Domtar

Domtar Corporation (NYSE/TSX:UFS) is the largest integrated manufacturer and marketer of uncoated freesheet paper in North America and the second largest in the world based on production capacity, and is also a manufacturer of papergrade, fluff and specialty pulp. The Company designs, manufactures, markets and distributes a wide range of business, commercial printing and publishing as well as converting and specialty papers including recognized brands such as Cougar®, Lynx® Opaque Ultra, Husky® Opaque Offset, First Choice® and Domtar EarthChoice® Office Paper, part of a family of environmentally and socially responsible papers. Domtar owns and operates Domtar Distribution Group, an extensive network of strategically located paper distribution facilities. Domtar also produces lumber and other specialty and industrial wood products. The Company employs over 10,000 people. To learn more, visit www.domtar.com.

Forward-Looking Statements

All statements in this news release that are not based on historical fact are “forward-looking statements.” While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under the captions “Forward-Looking Statements” and “Risk Factors” of the latest Form 10-K filed with the SEC as periodically updated by subsequently filed Form 10-Q’s. Unless specifically required by law, we assume no obligation to update or revise these forward-looking statements to reflect new events or circumstances.

-(30)-

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

4/12

Domtar Corporation

Highlights

(In millions of dollars, unless otherwise noted)

	Three months ended	Three months ended
	March 31 2010	March 31 2009
	(Unaudited)
Selected Segment Information
Sales
Papers	$1,245	$1,106
Paper Merchants	212	217
Wood	67	43

Total for reportable segments	1,524	1,366
Intersegment sales—Papers	(62)	(60)
Intersegment sales—Wood	(5)	(4)

Consolidated sales	1,457	1,302

Depreciation and amortization
Papers	96	94
Paper Merchants	1	1
Wood	5	4

Total for reportable segments	102	99
Impairment and write-down of property, plant and equipment	22	35

Consolidated depreciation and amortization and impairment and write-down of property, plant and equipment	124	134

Operating income (loss)
Papers	120	(6)
Paper Merchants	1	2
Wood	(5)	(18)

Consolidated operating income (loss)	116	(22)
Interest expense	32	31

Earnings (loss) before income taxes	84	(53)
Income tax expense (benefit)	26	(8)

Net earnings (loss)	58	(45)

Per common share (in dollars)
Net earnings (loss)
Basic	1.35	(1.05)
Diluted	1.34	(1.05)
Weighted average number of common and exchangeable shares outstanding (millions)
Basic	43.0	43.0
Diluted	43.3	43.0

Cash flows provided from operating activities	123	57
Additions to property, plant and equipment	31	24

5/12

Domtar Corporation

Consolidated Statements of Earnings (Loss)

(In millions of dollars, unless otherwise noted)

	Three months ended	Three months ended
	March 31 2010	March 31 2009
	(Unaudited)
Sales	$1,457	$1,302
Operating expenses
Cost of sales, excluding depreciation and amortization	1,142	1,123
Depreciation and amortization	102	99
Selling, general and administrative	84	83
Impairment and write-down of property, plant and equipment	22	35
Closure and restructuring costs	20	24
Other operating income, net	(29)	(40)

	1,341	1,324

Operating income (loss)	116	(22)
Interest expense	32	31

Earnings (loss) before income taxes	84	(53)
Income tax expense (benefit)	26	(8)

Net earnings (loss)	58	(45)

Per common share (in dollars)
Net earnings (loss)
Basic	1.35	(1.05)
Diluted	1.34	(1.05)
Weighted average number of common and exchangeable shares outstanding (millions)
Basic	43.0	43.0
Diluted	43.3	43.0

6/12

Domtar Corporation

Consolidated Balance Sheets at

(In millions of dollars)

	March 31 2010	December 31 2009
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$314	$324
Receivables, less allowances of $8 and $8	628	536
Inventories	743	745
Prepaid expenses	42	46
Income and other taxes receivable	404	414
Deferred income taxes	139	137

Total current assets	2,270	2,202
Property, plant and equipment, at cost	9,618	9,575
Accumulated depreciation	(5,548)	(5,446)

Net property, plant and equipment	4,070	4,129
Intangible assets, net of amortization	86	85
Other assets	102	103

Total assets	6,528	6,519

Liabilities and shareholders' equity
Current liabilities
Bank indebtedness	19	43
Trade and other payables	668	686
Income and other taxes payable	36	31
Long-term debt due within one year	31	11

Total current liabilities	754	771
Long-term debt	1,600	1,701
Deferred income taxes and other	1,038	1,019
Other liabilities and deferred credits	388	366
Shareholders' equity
Exchangeable shares	78	78
Additional paid-in capital	2,815	2,816
Accumulated deficit	(158)	(216)
Accumulated other comprehensive income (loss)	13	(16)

Total shareholders' equity	2,748	2,662

Total liabilities and shareholders' equity	6,528	6,519

7/12

Domtar Corporation

Consolidated Statements of Cash Flows

(In millions of dollars)

	Three months ended	Three months ended
	March 31 2010	March 31 2009
	(Unaudited)
Operating activities
Net earnings (loss)	$58	$(45)
Adjustments to reconcile net earnings (loss) to cash flows from operating activities
Depreciation and amortization	102	99
Deferred income taxes and tax uncertainties	15	(15)
Impairment and write-down of property, plant and equipment	22	35
Net gains on disposals of property, plant and equipment	(1)	—
Stock-based compensation expense	1	4
Other	(1)	3
Changes in assets and liabilities
Receivables	(90)	(36)
Inventories	10	34
Prepaid expenses	(5)	(2)
Trade and other payables	(25)	(46)
Income and other taxes	23	14
Difference between employer pension and other post-retirement contributions and pension and other post-retirement expense	10	13
Other assets and other liabilities	4	(1)

Cash flows provided from operating activities	123	57

Investing activities
Additions to property, plant and equipment	(31)	(24)
Proceeds from disposals of property, plant and equipment	7	—

Cash flows used for investing activities	(24)	(24)

Financing activities
Net change in bank indebtedness	(23)	9
Change of revolving bank credit facility	—	90
Repayment of long-term debt	(103)	(3)
Borrowings under accounts receivable securitization program	20	—
Other	(3)	—

Cash flows provided from (used for) financing activities	(109)	96

Net increase (decrease) in cash and cash equivalents	(10)	129
Cash and cash equivalents at beginning of period	324	16

Cash and cash equivalents at end of period	314	145

Supplemental cash flow information
Net cash payments for:
Interest	21	24
Income taxes refund	(1)	—

8/12

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Earnings (Loss) Before Items”, “Earnings (Loss) Before Items per diluted share”, “EBITDA”, “EBITDA Margin”, “EBITDA Before Items”, “EBITDA Margin Before Items”, “Free Cash Flow”, “Net Debt” and “Net Debt-to-Total Capitalization.” Management believes that the financial metrics presented are frequently used by investors and are useful to evaluate our ability to service debt and the overall credit profile. Management believes these metrics are also useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The Company calculates “Earnings (Loss) Before Items” and “EBITDA Before Items” by excluding the after-tax (pre-tax) effect of items considered by management as not reflecting our ongoing operations. Management uses these measures, as well as EBITDA and Free Cash Flow, to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Net earnings (loss) provides for a more complete analysis of the results of operations. Net earnings (loss) and Cash flow provided from (used for) operating activities are the most directly comparable GAAP measures.

		2010					2009
		Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	Q4	YTD
Reconciliation of “Earnings (Loss) Before Items” to Net earnings (loss)
Net earnings (loss)	($)	58					(45)	48	183	124	310
(-) Alternative fuel tax credits	($)	(18)					(28)	(79)	(116)	(113)	(336)
(+) Write-down of PP&E / Impairment of PP&E	($)	16					21			22	43
(+) Closure and restructuring costs	($)	14					14	4	2	24	44
(-) (Gains) Losses on sale of property, plant and equipment	($)	(1)							(12)	3	(9)
(-) Gain on debt repurchase	($)							(6)			(6)
(=) Earnings (Loss) Before Items	($)	69					(38)	(33)	57	60	46
(/) Weighted avg. number of common shares outstanding (diluted)	(millions)	43.3					43.0	43.0	43.2	43.3	43.2
(=) Earnings (Loss) Before Items per diluted share	($)	1.59					(0.88)	(0.77)	1.32	1.39	1.06

Reconciliation of “EBITDA” and “EBITDA Before Items” to Net earnings (loss)
Net earnings (loss)	($)	58					(45)	48	183	124	310
(+) Income tax expense (benefit)	($)	26					(8)	68	78	42	180
(+) Interest expense	($)	32					31	23	34	37	125
(=) Operating income (loss)	($)	116					(22)	139	295	203	615
(+) Depreciation and amortization	($)	102					99	104	101	101	405
(+) Write-down of PP&E / Impairment of PP&E	($)	22					35			27	62
(-) (Gains) Losses on sale of property, plant and equipment	($)	(1)							(12)	5	(7)
(=) EBITDA	($)	239					112	243	384	336	1,075
(/) Sales	($)	1,457					1,302	1,319	1,440	1,404	5,465
(=) EBITDA Margin	(%)	16%					9%	18%	27%	24%	20%
EBITDA	($)	239					112	243	384	336	1,075
(-) Alternative fuel tax credits	($)	(25)					(46)	(131)	(159)	(162)	(498)
(+) Closure and restructuring costs	($)	20					24	6	4	29	63
(=) EBITDA Before Items	($)	234					90	118	229	203	640
(/) Sales	($)	1,457					1,302	1,319	1,440	1,404	5,465
(=) EBITDA Margin Before Items	(%)	16%					7%	9%	16%	14%	12%

Reconciliation of “Free Cash Flow” to Cash flow provided from operating activities
Cash flow provided from (used for) operating activities	($)	123					57	306	244	185	792
(-) Additions to property, plant and equipment	($)	(31)					(24)	(18)	(24)	(40)	(106)
(=) Free Cash Flow	($)	92					33	288	220	145	686

“Net Debt-to-Total Capitalization” Computation
Bank indebtedness	($)	19					52	24	30	43
(+) Current portion of long-term debt	($)	31					18	13	13	11
(+) Long-term debt	($)	1,600					2,195	2,162	1,971	1,701
(=) Debt	($)	1,650					2,265	2,199	2,014	1,755
(-) Cash and cash equivalents	($)	(314)					(145)	(381)	(433)	(324)
(=) Net Debt	($)	1,336					2,120	1,818	1,581	1,431
(+) Shareholders’ equity	($)	2,748					2,073	2,264	2,580	2,662
(=) Total capitalization	($)	4,084					4,193	4,082	4,161	4,093
Net debt	($)	1,336					2,120	1,818	1,581	1,431
(/) Total capitalization	($)	4,084					4,193	4,082	4,161	4,093
(=) Net Debt-to-Total Capitalization	(%)	33%					51%	45%	38%	35%

“Earnings (Loss) Before Items”, “Earnings (Loss) Before Items per diluted share”, “EBITDA”, “EBITDA Margin”, “EBITDA Before Items”, “EBITDA Margin Before Items”, “Free Cash Flow”, “Net Debt” and “Net Debt-to-Total Capitalization” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Net earnings (loss), Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

9/12

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures—By Segment 2010

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified as “Operating Income (Loss) Before Items”, “EBITDA Before Items” and “EBITDA Margin Before Items” by reportable segment. Management believes that the financial metrics presented are frequently used by investors and are useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The company calculates the segmented “Operating Income (Loss) Before Items” by excluding the pre-tax effect of items considered by management as not reflecting our ongoing operations. Management uses these measures to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Operating income (loss) provides for a more complete analysis of the results of operations. Operating income (loss) by segment is the most directly comparable GAAP measure.

		Papers					Paper Merchants					Wood					Corporate
		Q1'10	Q2'10	Q3'10	Q4'10	YTD	Q1'10	Q2'10	Q3'10	Q4'10	YTD	Q1'10	Q2'10	Q3'10	Q4'10	YTD	Q1'10	Q2'10	Q3'10	Q4'10	YTD
Reconciliation of Operating income to “Operating Income Before Items”
Operating income (loss)	($)	120				120	1				1	(5)				(5)
(-) Alternative fuel tax credits	($)	(25)				(25)
(+) Impairment and write-down of property, plant and equipment	($)	22				22
(+) Closure and restructuring costs	($)	20				20
(-) (Gains) Losses on sale of property, plant and equipment	($)											(1)				(1)
(=) Operating Income (Loss) Before Items	($)	137				137	1				1	(6)				(6)
Reconciliation of “Operating Income Before Items” to “EBITDA Before Items”
Operating Income (Loss) Before Items	($)	137				137	1				1	(6)				(6)
(+) Depreciation and amortization	($)	96				96	1				1	5				5
(=) EBITDA Before Items	($)	233				233	2				2	(1)				(1)
(/) Sales	($)	1,245				1,245	212				212	67				67
(=) EBITDA Margin Before Items	(%)	19%				19%	1%				1%

“Operating Income (Loss) Before Items”, “EBITDA Before Items” and “EBITDA Margin Before Items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss), or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

10/12

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures—By Segment 2009

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified as “Operating Income (Loss) Before Items”, “EBITDA Before Items” and “EBITDA Margin Before Items” by reportable segment. Management believes that the financial metrics presented are frequently used by investors and are useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The company calculates the segmented “Operating Income (Loss) Before Items” by excluding the pre-tax effect of items considered by management as not reflecting our ongoing operations. Management uses these measures to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Operating income (loss) provides for a more complete analysis of the results of operations. Operating income (loss) by segment is the most directly comparable GAAP measure.

		Papers					Paper Merchants					Wood					Corporate
		Q1'09	Q2'09	Q3'09	Q4'09	YTD	Q1'09	Q2'09	Q3'09	Q4'09	YTD	Q1'09	Q2'09	Q3'09	Q4'09	YTD	Q1'09	Q2'09	Q3'09	Q4'09	YTD
Reconciliation of Operating income to “Operating Income Before Items”
Operating income (loss)	($)	(6)	150	294	212	650	2	1	2	2	7	(18)	(12)	(1)	(11)	(42)
(-) Alternative fuel tax credits	($)	(46)	(131)	(159)	(162)	(498)
(+) Impairment and write-down of property, plant and equipment	($)	35			27	62
(+) Closure and restructuring costs	($)	22	4	4	22	52		1		1	2	2	1		6	9
(-) (Gains) Losses on sale of property, plant and equipment	($)			(1)	5	4								(8)		(8)			(3)		(3)
(=) Operating Income (Loss) Before Items	($)	5	23	138	104	270	2	2	2	3	9	(16)	(11)	(9)	(5)	(41)			(3)		(3)
Reconciliation of “Operating Income Before Items” to “EBITDA Before Items”
Operating Income (Loss) Before Items	($)	5	23	138	104	270	2	2	2	3	9	(16)	(11)	(9)	(5)	(41)			(3)		(3)
(+) Depreciation and amortization	($)	94	98	95	95	382	1	1	1		3	4	5	5	6	20
(=) EBITDA Before Items	($)	99	121	233	199	652	3	3	3	3	12	(12)	(6)	(4)	1	(21)			(3)		(3)
(/) Sales	($)	1,106	1,127	1,211	1,188	4,632	217	205	239	212	873	43	46	59	63	211
(=) EBITDA Margin Before Items	(%)	9%	11%	19%	17%	14%	1%	1%	1%	1%	1%				2%

“Operating Income (Loss) Before Items”, “EBITDA Before Items” and “EBITDA Margin Before Items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss), or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

11/12

Domtar Corporation

Supplemental Segmented Information

(In millions of dollars, unless otherwise noted)

		2010					2009
		Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	Q4	YTD
Papers Segment
Sales	($)	1,245					1,106	1,127	1,211	1,188	4,632
Intersegment sales—Papers	($)	(62)					(60)	(55)	(63)	(53)	(231)
Operating income (loss)	($)	120					(6)	150	294	212	650
Depreciation & amortization	($)	96					94	98	95	95	382
Impairment and write-down of PP&E	($)	22					35			27	62
Papers
Papers Production	(‘000 ST)	906					869	912	920	903	3,604
Papers Shipments	(‘000 ST)	960					913	929	972	943	3,757
Uncoated freesheet	(‘000 ST)	925					887	901	939	890	3,617
Coated groundwood	(‘000 ST)	35					26	28	33	53	140
Pulp
Pulp Shipments(a)	(‘000 ADMT)	388					314	393	446	386	1,539
Hardwood Kraft Pulp	(%)	40%					33%	33%	40%	35%	36%
Softwood Kraft Pulp	(%)	49%					54%	54%	49%	54%	52%
Fluff Pulp	(%)	11%					13%	13%	11%	11%	12%
Paper Merchants Segment
Sales	($)	212					217	205	239	212	873
Operating income	($)	1					2	1	2	2	7
Depreciation & amortization	($)	1					1	1	1		3
Wood Segment
Sales	($)	67					43	46	59	63	211
Intersegment sales—Wood	($)	(5)					(4)	(4)	(6)	(6)	(20)
Operating loss	($)	(5)					(18)	(12)	(1)	(11)	(42)
Depreciation & amortization	($)	5					4	5	5	6	20
Lumber Production	(Millions FBM)	172					121	131	147	161	560
Lumber Shipments	(Millions FBM)	164					125	135	153	161	574
Average Exchange Rates	CAN	1.041					1.245	1.167	1.097	1.056	1.142
	US	0.961					0.803	0.857	0.911	0.947	0.876

(a)	Figures are gross of market pulp purchased from other producers on the open market for some of our paper making operations. Pulp shipments represents the amount of pulp produced in excess of our internal requirement.

Note: the term “ST” refers to a short ton, the term “ADMT” refers to an air dry metric ton, and the term “FBM” refers to foot board measure.

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